BMC FUND, INC.
POST OFFICE BOX 500
800 GOLFVIEW PARK
LENOIR, NORTH CAROLINA  28645
828-758-6100 extension 22
828-754-7335 fax

August 14, 1998


Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, NW
Washington, DC  20549

Re:  BMC Fund, Inc. - Definitive Proxy Materials

Ladies or Gentlemen:

We hereby transmit electronically the notice of the annual meeting, proxy statement and form of proxy schedule which was mailed by BMC Fund, Inc. ("the
Company") on July 1, 1998, in connection with the annual meeting of shareholders of the Company held July 25, 1998.

Please accept our sincere apologies for the late date of this filing, which is due to an administrative oversight.

Please contact the undersigned or E. D. Beach, President (828-758-6102) with your questions or comments.

Yours very truly,

/s/ Carol Frye

Carol Frye
Assistant Secretary and
Assistant Treasurer

Enclosures

BMC FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 25, 1998


     NOTICE IS HEREBY GIVEN THAT the annual meeting of shareholders of BMC Fund, Inc. (the "Corporation") will be held on Saturday, July 25, 1998, at 9:30 a.m., The Greenbrier, White
Sulphur Springs, WV  24986, for the following purposes:

     i. To elect 11 directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

     ii. To ratify or reject the selection by the Board of Directors of the firm of Deloitte & Touche as the Corporation's auditor.

     iii. To transact such other business as may properly come before the meeting.

     Only shareholders of record as of the close of business on June 1, 1998 are entitled to notice of, and to vote at, the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE
MEETING, PLEASE SIGN, DATE AND RETURN THE
ENCLOSED FORM OF PROXY AS PROMPTLY AS
POSSIBLE IN THE ENCLOSED ENVELOPE.  IF YOU
ATTEND THE MEETING, YOU MAY WITHDRAW YOUR
PROXY AT THAT TIME AND VOTE IN PERSON.

July 1, 1998
By Order of the Board of Directors


Paul H. Broyhill
Chairman of the Board

                              BMC FUND, INC.
                               Golfview Park
                       Lenoir, North Carolina 28645
                          (Tel.:  (828) 758-6102)

                              PROXY STATEMENT

                      ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JULY 25, 1998

          This proxy statement is furnished in connection with the solicitation by BMC Fund, Inc. (the "Corporation") of proxies for use at the annual meeting of shareholders to be held at The Greenbrier, White Sulphur Springs, WV 24986 on Saturday, July
25, 1998, at 9:30 a.m., and at any and all adjournments thereof, for the purpose of considering and acting upon the matters specified in the accompanying notice of the meeting and detailed below. The Corporation is soliciting such proxies by mail on behalf of its Board of Directors and is bearing the expenses of the solicitation. This proxy statement and the enclosed proxy form are first being sent to shareholders on or about July 1, 1998.

          The Board of Directors has fixed the close of business on June 1, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On the record date, 4,933,281 shares of Common Stock of the Corporation were issued and outstanding, each share being entitled to one vote. Information concerning beneficial ownership of Common Stock by principal shareholders and by the management of the Corporation is set forth below. See "Principal Shareholders" and "Election of Directors."

          Shares represented by proxies will be voted by the proxy agents named therein unless such proxies are revoked. The proxy agents will vote the proxies that they hold in accordance with the choices specified by the person giving the proxy. If the enclosed proxy reflects no specification but is properly signed, the proxy agents will vote the shares represented thereby for the election of the slate of nominees listed on the proxy and in favor of the ratification of the appointment of accountants.

          Any shareholder who submits the accompanying proxy has the right to revoke it by notifying the Secretary of the Corporation in writing at any time prior to the voting of the proxy. A proxy is suspended if the person giving the proxy attends the meeting and elects to vote in person.

          A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of matters to be considered at the annual meeting. Once a share is represented for any purpose at a meeting, it is considered present for quorum purposes for the remainder of the meeting and any adjournment thereof (unless a new record date is set for the adjourned meeting). Shares which are withheld as to voting with respect to one or more nominees for director and abstentions are counted in determining the existence of a quorum.

          The Board of Directors is not aware of any business to come before the meeting other than the matters described in the accompanying notice of the meeting. If any other matters of business are properly presented at the meeting, however, the proxy agents will vote upon such matters in accordance with their best judgment.

          The Corporation will furnish, without charge, a copy of its annual report (and the most recent semi-annual report succeeding the annual report, if any) for the fiscal year ended March 31, 1998 to a shareholder upon request. Any such request should be directed to the Assistant Secretary of the Corporation by writing to Carol Frye at the Corporation, Golfview Park, Lenoir, North
Carolina 28645. (A stamped, addressed postal card is enclosed for use in requesting such report.) This annual report was previously furnished to shareholders on May 22, 1998.

                           ELECTION OF DIRECTORS

          The bylaws of the Corporation provide that the number of directors of the Corporation shall be not less than three nor more than 17. Unless contrary action is specified by a shareholder on the enclosed proxy, the proxy agents named in the proxy intend to vote the proxies received by them for the election of the 11 nominees listed below, who, if elected, will hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Information about the nominees' beneficial ownership of the Corporation's Common Stock as of June 1, 1998 is set forth in the following table, and information about their business experience is set forth in the paragraphs that follow the table.


Amount and Nature of Beneficial
Ownership of Common Stock

                                              Percent of
                        Voting and InvestmentPower   Outstanding
Name and Age                Sole            Shared    Common Stock




E. D. Beach (73)*   300       87,043  (2)  1.8%

James T.
Broyhill (70)*      See "Principal Shareholders"

Paul H.
Broyhill (74)*      See "Principal Shareholders"

William E.
Cooper (76)         3,240          0           (1)

Lawrence Z.
Crockett (69)       200       0      (1)

Willard A.
Gortner (72)*       166,469   661,877   16.8%

Allene B.
Heilman (76)*  See "Principal Shareholders"

Harry Heltzer (86)  200       6,060        (1)

Gene A. Hoots (59)  25        0       (1)

Dolph W.
 von Arx (63)       25        --      (1)

Michael
Landry (52)         25        --      (1)

All directors and
officers as a
group (12 persons)  2,725,119 1,039,026   76.3%



__________________________

* Interested person of the Corporation as defined in the Investment Company Act of 1940.


(1) Total shares represent less than 1.0% of the Corporation's outstanding Common Stock.

(2) See note (2) to the table beneath the heading "Principal
    Shareholders" elsewhere in this Proxy Statement.

         Mr. E. D. Beach, a Certified Public Accountant, retired in February 1986 as Vice President and Vice Chairman of the Board of Broyhill Furniture Industries, Inc. ("BFI"), which he had served in an executive capacity for over 10 years. He is President of the Corporation and has served as a director from 1976 until March
1981 and from April 1981 until the present. He is a director and holds executive positions with Broyhill Industries, Inc. and P. B. Realty, Inc., the Corporation's two wholly owned subsidiaries, and with Broyhill Investments, Inc. ("Broyhill Investments"), an affiliate of the Corporation. Mr. Beach also is a director or trustee of 37 funds, all of which are registered investment companies, sponsored by Prudential Securities, Inc. or its affiliates. He also serves on the Southern Advisory Board of Arkwright Mutual Insurance
Company. Mr. Beach is an interested person of the Corporation by virtue of his serving as President of the Corporation.

         Mr. James T. Broyhill served as the Secretary of the North Carolina Department of Economic and Community
Development from February 10, 1989 until March 31, 1991. From January 1984 to February 1989, Mr. Broyhill served as Chairman of The North Carolina Economic Development Board. Mr.
Broyhill was a United States Senator for North Carolina from his appointment in July 1986 until November 1986. Prior to serving as United States Senator, Mr. Broyhill served North Carolina as a Representative in the United States House of Representatives for over 23 years. Mr. Broyhill is an interested person of the Corporation by virtue of his beneficial ownership of more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

         Mr. Paul H. Broyhill served BFI as President until
1980, Chief Executive Officer until 1984 and Chairman of the
Board until 1986. He resigned as Vice President and a director of BFI's parent company, Interco Incorporated, effective December
31, 1985. He has been Chief Executive Officer and Chairman of the Board of Directors of the Corporation since 1976 and is Chairman and a director of the Corporation's two wholly owned subsidiaries. He is also Chairman and a director of Broyhill Investments, an affiliate of the Corporation. Mr. Broyhill is a trustee of Mackenzie Series Trust and Ivy Funds and a director of Mackenzie Funds, Inc., all of which are registered investment companies. He serves as a member of the audit committee of these funds. Mr. Broyhill is an interested person of the Corporation by virtue of his serving as Chief Executive Officer of the Corporation and his beneficial ownership of more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

         Mr. William E. Cooper was associated with Dallas
Market Center Company (a wholesale merchandise mart in Dallas, Texas) for 25 years. He served that company during its development in various executive capacities starting as Vice President and General Manager in 1958, and was Chairman of the Board of Directors and Chief Executive Officer prior to his retirement in 1983, when he was voted Chairman Emeritus. He continues to serve on the Board of Dallas Market Center Company. Concurrently, Mr. Cooper served as President or Chairman of the World Trade Center Company, Houston Decorative Center and
Dallas Market Center Development Company.  He is past
Chairman of the Dallas/Fort Worth International Airport Board. Mr. Cooper is very active in many Dallas civic organizations.

         Mr. Lawrence Z. Crockett was, until 1978, a
Director and the Chief Executive Officer of Mortgage Corporation of the South, a subsidiary of Bank of Boston. His career spanned over 25 years in the mortgage banking industry and subsequent to 1978 he has been an investor in and developer of various entrepreneurial activities mostly involved in real estate.

         Mr. Willard A. Gortner served as a Vice President--
Sales Division of Smith Barney, Harris Upham & Co., Inc., prior to his taking medical leave in May 1981 and his retirement in 1982. He has served the Corporation as a director from 1976 until March 1981 and from April 1981 until the present. Mr. Gortner is an interested person of the Corporation by virtue of his marriage to Satie E. Gortner, who beneficially owns more than five percent of the Corporation's Common Stock. See "Principal Shareholders."

         Mrs. Allene B. Heilman, a principal shareholder of the Corporation, was married to W. E. Stevens, Jr., who was a director of the Corporation until his death in June 1983. She is an interested person of the Corporation by virtue of her beneficial ownership of more than five percent of the Corporation's Common
Stock.  See "Principal Shareholders."

         Mr. Harry Heltzer is a former President, Chief
Executive Officer and Chairman of the Board of Minnesota Mining
& Manufacturing Co., which he served in executive capacities for many years until his retirement in 1975.

         Mr. Gene A. Hoots is a principal in Cornercap
Investment Capital, a registered investment adviser serving private and pension fund clients. Cornercap Investment Capital is an investment adviser to Broyhill Family Foundation, Inc. (the "Foundation"), a nonprofit corporation affiliated with Paul H. Broyhill and members of his family. Cornercap Investment
Capital receives annual advisory fees from the Foundation not to exceed 1% of the value of the Foundation assets managed by Cornerstone Capital. From 1986 until June 1988, Mr. Hoots was
Vice President of Reich & Tang, Inc., a New York investment counseling firm serving private pension funds, university endowments and individuals. Prior to joining that firm, Mr. Hoots was employed by RJR Nabisco, Inc., where for several years he was responsible for monitoring the investment of that company's pension and employee savings fund assets and was involved in other investment activities.

         Mr. Michael G. Landry, president and chief executive officer of Mackenzie Investment Management (MIMI), has been involved in the investment management business for 23 years. Concurrently, he is president of Ivy Management, Inc. and serves as head of MIMI's global investment team for the Ivy
Funds. Prior to joining MIMI in 1987, he was a senior vice president and global portfolio manager with Templeton International. Mr. Landry is a founding member and former director of the International Society of Financial Analysts. He is also a former director of the Association of Canadian Pension Management.

         Mr. Dolph W. von Arx is the former chairman, president and chief executive officer of Planters LifeSavers Company, an affiliate of RJR Nabisco, Inc. He retired in 1991 from this position after 33 years in the consumer products business. Mr. von Arx joined R.J. Reynolds Tobacco Company, another RJR Nabisco affiliate, in December 1987 as president and chief executive officer. He became president of Planters LifeSavers in December 1988. Mr. von Arx is a former member of the Reynolds Tobacco and Planters LifeSavers boards of directors. Prior to joining the RJR organization, Mr. von Arx was executive vice president of Thomas J. Lipton, Inc.'s general management group and a member of its board of directors and executive committee.
Mr. von Arx serves as chairman of the board of directors of Morrison's Fresh Cooking, Inc., and is a member of the boards of directors of Ruby Tuesday, Inc., International Multifoods,
Mackenzie Investment Management, Inc., Village Banc Naples and
Cree Research, Inc.

         Messrs. von Arx and Landry were elected to the Board of Directors in August 1993. Gene A. Hoots was elected to the Board of Directors in October 1987. Allene B. Heilman and Larry Z. Crockett were elected as directors in October 1983. E. D. Beach, William E. Cooper, Willard A. Gortner and Harry Heltzer were elected to the Board of Directors in April 1981 (Messrs.
Beach and Gortner having first been elected to the Board in 1976 and having resigned in March 1981). The remaining nominees have served on the Board of Directors continuously since 1976.

         Paul and James Broyhill and Allene B. Heilman are the children of J. E. Broyhill, a principal shareholder of the Corporation until his death on July 1, 1988. Mr. Gortner is their brother-in-law, by virtue of his marriage to Satie E. Gortner, who is also a daughter of Mr. J. E. Broyhill and a principal shareholder of the Corporation.

         It is not anticipated that any of the nominees will be unable or unwilling to serve; but, if that should occur, the proxies shall be voted for a replacement nominee designated by the present Board of Directors or the number of directors to be elected shall be reduced.

         The corporation laws of North Carolina, under which the Corporation is incorporated, provide that shareholders of a company, such as the Corporation, incorporated before July 7, 1957, under a charter not granting the right of cumulative voting and which has at the time of the election of directors one shareholder who owns or controls more than 25% of the company's voting stock shall have the right to cumulate their votes for directors. Paul H. Broyhill is expected to own or control more than 25% of such voting shares at such time, and therefore shareholders of the Corporation shall have the right to cumulate their votes for the election of directors at the meeting.

         When cumulative voting is applicable, every share-

holder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one nominee as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such nominees. The proxy agents named in the accompanying proxy also shall have the right in their discretion to cumulate votes represented by the proxies that they hold, and to cast such cumulated votes for less than all of the nominees, provided that such agents in no event shall cast a vote for a nominee with regard to whom authority to vote has been withheld by the person giving the proxy.

         Under the laws of North Carolina, the persons receiving a plurality of the votes cast by the shares entitled to vote will be elected as directors. The Board of Directors recommends a vote FOR the entire slate of nominees set forth above.

           ADMINISTRATION OF THE CORPORATION

         Administration of the Corporation is primarily the responsibility of the Corporation's Chairman and Chief Executive Officer, Paul H. Broyhill, and its President, E. D. Beach. The Corporation's portfolio is managed primarily by such officers, under the supervision of the Board of Directors. The Corporation has investment advisory agreements with two investment advisers, IBJ Schroder Bank & Trust Company ("Schroder") and W. H.
Reaves & Co., Inc. ("Reaves"). Schroder and Reaves are responsible for managing approximately $24,000,000 of the Corporation's assets. The shareholders of the Corporation approved the agreements with Schroder and Reaves in 1986 and 1990, respectively, and the Board of Directors, including a majority of the directors who are not interested persons of the Corporation, has approved such agreements annually since such shareholder approval was obtained. Schroder is located at One State Street, New York, New York 10004. Reaves is located at 10 Exchange Place, Jersey City, New Jersey 07032.

         The Custodian of the Corporation's portfolio securities is First Union National Bank of North Carolina,
Charlotte, North Carolina, pursuant to an Amended and Restated
Custodian Agreement dated as of December 31, 1986.

RATIFICATION OR REJECTION OF AUDITOR

         The Board of Directors of the Corporation has selected the firm of Deloitte & Touche as the Corporation's auditor for the fiscal year beginning April 1, 1998, subject to ratification by shareholders. Deloitte & Touche served as the Corporation's auditor for the fiscal year ended March 31, 1998.

         Neither Deloitte & Touche nor any of its members has any direct or indirect financial interest in or any connection with the Corporation in any capacity other than as independent public accountants.

         A representative of Deloitte & Touche may attend the meeting. Such representative will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         In order for the Board's selection of Deloitte &
Touche to be effective, the holders of a majority of the shares entitled to vote at the meeting must ratify such selection. The
Board of Directors recommends a vote FOR the approval of such ratification.

                PRINCIPAL SHAREHOLDERS

         The following table reflects information concerning those persons known to the Corporation to own beneficially 5% or more of the Corporation's Common Stock as of June 1, 1998:

               Voting and               Percent of
Name                Investment Power         Outstanding
and Address            Sole                  Shared    Common Stock


Paul H. Broyhill          1,273,099(1)       328,583(2)           32.5%
135 Claron Place, S.E.
Lenoir, NC


James T. Broyhill           810,788            130,765               19.1%
1930 Virginia Road
Winston-Salem, NC 27104

Satie E. Gortner               661,877            92,717                15.3%
PH-1 4601 Gulf Shore Blvd. North
Naples, FL 33940-2215

Allene B. Heilman           470,298                0                       9.5%
941 Bay Esplanade
Clearwater, FL 34630

Broyhill Investments, Inc.     316,871          0                        6.4%
Golfview Park
Lenoir, NC  28645
__________________________

(1)  Includes 316,871 shares owned of record by Broyhill
Investments, Inc., the voting stock of which is principally owned by Paul H. Broyhill and his immediate family.

(2) Includes 85,973 shares owned of record by Broyhill Family Foundation, Inc., a non-profit corporation. By resolution of the Foundation trustees, E. D. Beach and Paul H. Broyhill control the voting and disposition of shares of the Corporation owned by the Foundation.

                      MANAGEMENT

Executive Officers

         The executive officers of the Corporation are Paul
H. Broyhill, age 74 (Chief Executive Officer), and E. D. Beach, age 73 (President, Secretary and Treasurer). Messrs. Broyhill and Beach have served in executive capacities with the Corporation and its predecessors for more than five years.


Compensation

         For the fiscal year ended March 31, 1998, the Corporation paid Paul H. Broyhill and E. D. Beach an annual salary of $16,000 and $50,000, respectively, for their services to the Corporation as executive officers. Directors other than those who are officers of the Corporation or who are related by blood or marriage to the Broyhill family are paid $1,000 per year, plus $1,000 per meeting attended, for service on the Board. Each such outside director is paid an additional $1,000 for each day of attending a committee meeting held other than on the date of a Board meeting. In addition, all directors are reimbursed for their reasonable expenses incurred in attending meetings.

         The following table sets forth the aggregate compensation from the Corporation for the fiscal year ended
March 31, 1998 for each director and for Paul H. Broyhill and E.
D. Beach in their capacities as directors and executive officers. The Corporation currently has no pension or retirement plan for directors or employees.




Name of Person and Position
Aggregate Compensation From Fund

Paul H.  Broyhill
(Chairman, Chief Executive
Officer and Director)
$16,000

E.  D.  Beach
(Director and President)
50,000

Clarence E.  Beach
(Former Director)
1,500

James T.  Broyhill
(Director)
0

William E.  Cooper
(Director)
3,000

Lawrence Z.  Crockett
(Director)
3,000


Willard A.  Gortner
(Director)
0

Allene B.  Heilman
(Director)
0

Harry Heltzer
(Director)
3,000

Clarence A.  Holden
(Former Director)
1,500

Gene A.  Hoots
(Director)
4,000

Michael G. Landry
(Director)
3,000

Dolph W. von Arx
(Director)
2,000


                            Certain Transactions

         The Corporation leases its executive offices from Broyhill Investments, a corporation controlled by Paul H. Broyhill and members of his family. The terms of the lease, which have been approved by the Corporation's Board of Directors, including those persons who are not interested persons of the Corporation, provide that the Corporation and its two wholly owned subsidiaries shall pay an annual rental of $18,000 to Broyhill Investments during the term of the lease, which will expire November 30, 1998.





                 CORPORATE GOVERNANCE

         The Board of Directors met two times during the fiscal year ended March 31, 1998. The Board of Directors has an Audit Committee, the members of which are William E. Cooper (Chairman), Lawrence Z. Crockett, Harry Heltzer, Gene Hoots and Dolph W. von Arx. The Audit Committee is responsible for evaluating the effectiveness and independence of the Corporation's independent auditors, inquiring into and considering the effectiveness of management's financial and accounting functions and its implementation of the auditors' recommendations with respect to internal accounting controls and recommending to the Board of Directors the appointment of auditors for the ensuing year. The Audit Committee had one meeting during the fiscal year ended March 31, 1998, with all members of the Committee in attendance. The Board of Directors did not have a Compensation or Nominating Committee during such year. Each member of the Board except Mr. Clarence Beach attended at least 75% of the meetings held by the Board and any committee(s) on which he or she served.

                 SHAREHOLDER PROPOSALS

         In order to be included in proxy material for the 1999 annual meeting of shareholders, shareholder proposals must be received at the offices of the Corporation by March 19, 1999.

                        * * * *

                 THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS

                              BMC FUND, INC.

The undersigned hereby appoints Paul H. Broyhill and E. D.
Beach, or either of them, as agents, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of BMC Fund, Inc. (the "Corporation"), held of record by the undersigned on June 1, 1998, at the annual meeting of shareholders to be held on July 25, 1998, or at any adjournment thereof.

1.  The election of 11 directors:

FOR all nominees listed below       WITHHOLD AUTHORITY
(except as marked below             to vote for all
to the contrary) [   ]                  nominees listed
                                   below  [   ]

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE
FOR ANY NOMINEE, STRIKE A LINE THROUGH THE
NOMINEE'S NAME IN THE LIST BELOW.)

E. D. Beach, James T. Broyhill, Paul H. Broyhill, William E.
Cooper, Lawrence Z. Crockett,  Willard A. Gortner, Allene B.
Heilman, Harry Heltzer, Gene A. Hoots, Michael G. Landry,
Dolph W. von Arx,

2. Ratify the selection of the firm of Deloitte & Touche as the Corporation's auditor for the fiscal year beginning April 1, 1998.

APPROVE [  ]   DISAPPROVE [  ]   ABSTAIN [  ]

3. In their discretion, the proxy agents are authorized to vote upon such other business as may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE
UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED FOR THE
ELECTION OF THE NOMINEES FOR DIRECTOR AND
TO APPROVE PROPOSAL 2.

Dated __________________, 1998


______________________________
Signature*


_______________________________
Signature*

*Please sign exactly as the name appears hereon.
When shares are held in joint accounts, each joint owner should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should indicate their titles.